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                                                                     EXHIBIT 5.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsor and Trustee of Equity Investor Fund, 2000 ML Select Ten V.I. Trust, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-34448 of our report dated May 1, 2000, relating to the Statement of Condition of Equity Investor Fund, 2000 ML Select Ten V.I. Trust, Defined Asset Funds and to the reference to us under the heading "How the Trust Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
May 1, 2000